Exhibit 5.1

January 15, 2025

FS Credit Opportunities Corp.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112-1902

Ladies and Gentlemen:

We have acted as special Maryland counsel to FS Credit Opportunities Corp., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 100,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), for an aggregate offering price of up to $150,000,000 pursuant to the Company’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2025 (File No. 333-284268, together with all amendments and supplements thereto through the date hereof and the base prospectus forming a part thereof, the “Registration Statement”), and the prospectus supplement related to the Shares filed with the Commission on the date hereof (the “Prospectus Supplement”).

We have examined the (i) Registration Statement, except that we have not examined the documents incorporated by reference therein or otherwise deemed to be part thereof or included therein, (ii) the Prospectus Supplement, except that we have not examined the documents incorporated by reference therein or otherwise deemed to be part thereof or included therein, (iii) the charter and bylaws of the Company, (iv) certain records of proceedings of the board of directors of the Company with respect to the issuance and sale of the Shares, and (v) and such other corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion letter. We have relied as to certain factual matters on information obtained from public officials and from officers of the Company.

In giving the opinions set forth herein, we have made the following assumptions: (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution, (v) all public records reviewed by us or on our behalf are accurate and complete, and (vi) at the time of issuance of any of the Shares, (A) the Company will be in good standing under the laws of the State of Maryland, and (B) none of the governing documents of the Company will have been amended so as to cause such issuance of the Shares to conflict with or violate any provisions of the governing documents of the Company.

FS Credit Opportunities Corp. January 15, 2025 Page 2

Based on that examination, we advise you that in our opinion the Shares offered by the Company have been duly authorized and, assuming that upon any issuance of Shares the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its charter, when issued and sold under the circumstances contemplated in the Registration Statement and the Prospectus Supplement, will be legally issued, fully paid, and non-assessable.

We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland, except that we express no opinion with respect to the “blue sky” or other securities laws or regulations of the State of Maryland or any other jurisdiction. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated. This letter and the opinions expressed herein are being furnished by us to you solely for your benefit and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 15, 2025 and to the use of our name and the discussion of this opinion under the heading “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Emily A. Higgs
Principal